Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226
Contact:
Mark R. Gerke
Chief Financial Officer

Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter Ended March 31, 2021.
WAUWATOSA, WI – 04/26/2021 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $21.3 million, or $0.89 per diluted share for the quarter ended March 31, 2021 compared to $6.1 million, or $0.24 per diluted share for the quarter ended March 31, 2020.
“We've started the year strong with a record first quarter profit driven by continued strong mortgage origination volumes at the mortgage banking segment”, said Douglas Gordon, Chief Executive Officer of Waterstone Financial, Inc. “Our team’s commitment to meeting the needs of our customers has continued to show through our results. I continue to be impressed with the efforts of all the employees from both the community banking and mortgage banking segments as we continue to deliver in a challenging environment.”

Highlights of the Quarter Ended March 31, 2021

Waterstone Financial, Inc. (Consolidated)

•	Consolidated net income of Waterstone Financial, Inc. totaled $21.3 million for the quarter ended March 31, 2021, compared to $6.1 million for the quarter ended March 31, 2020.
•	Consolidated return on average assets was 3.99% for the quarter ended March 31, 2021 compared to 1.21% for the quarter ended March 31, 2020.
•	Consolidated return on average equity was 20.49% for the quarter ended March 31, 2021 and 6.24% for the quarter ended March 31, 2020.
•	Dividends declared during the quarter ended March 31, 2021 totaled $0.20 per common share.

Community Banking Segment

•	Pre-tax income totaled $9.1 million for the quarter ended March 31, 2021, which represents a 73.4% increase compared to $5.3 million for the quarter ended March 31, 2020.
•	Net interest income totaled $14.2 million for the quarter ended March 31, 2021, which represents a 10.4% increase compared to $12.9 million for the quarter ended March 31, 2020.
•
Average loans held for investment totaled $1.35 billion during the quarter ended March 31, 2021, which represents a decrease of $46.5 million, or 3.3%, compared to $1.39 billion for the quarter ended March 31, 2020. Average loans held for investment decreased $55.8 million compared to $1.40 billion for the quarter ended December 31, 2020 as loans continue to prepay at an accelerated rate.

•
Net interest margin increased 12 basis points to 2.80% for the quarter ended March 31, 2021 compared to 2.68% for the quarter ended March 31, 2020, which was a result of lower average rates on deposits, as certificate of deposits repriced at lower rates. Net interest margin increased seven basis points compared to 2.73% for the quarter ended December 31, 2020, driven by lower average rates on deposits, as certificate of deposits repriced at lower rates.

•
The segment had a negative provision for loan losses of $1.1 million for the quarter ended March 31, 2021 compared to a $750,000 provision for loan losses for the quarter ended March 31, 2020. Net recoveries totaled $27,000 for the quarter ended March 31, 2021, compared to net recoveries of $54,000 for the quarter ended March 31, 2020.

•
Noninterest income increased $215,000 for the quarter ended March 31, 2021 compared to the quarter ended March 31, 2020, due primarily to increases on service charges on loans as prepayments increased, partially offset by a decrease in income from cash surrender value of bank owned life insurance policies.

•
Noninterest expense decreased $460,000 for the quarter ended March 31, 2021 compared to the quarter ended March 31, 2020. Compensation, payroll taxes and other employee benefits expense decreased $193,000 due to decreases in health insurance claims. Data processing expense decreased $94,000 due to the implementation of a new digital banking platform in 2020. Other noninterest expense decreased $140,000 as certain loan-related expenses decreased offset by a decrease of credits received for FDIC premiums in 2020 but not in 2021.

•	The efficiency ratio was 48.17% for the quarter ended March 31, 2021, compared to 56.84% for the quarter ended March 31, 2020.
•
Average deposits (excluding escrow accounts) totaled $1.21 billion during the quarter ended March 31, 2021, an increase of $128.8 million, or 12.0%, compared to $1.08 billion during the quarter ended March 31, 2020. Average deposits increased $12.8 million, or 4.3% annualized compared to the $1.19 billion for the quarter ended December 31, 2020.

•	Nonperforming assets as percentage of total assets was 0.20% at March 31, 2021, 0.27% at December 31, 2020, and 0.36% at March 31, 2020.
•	Past due loans as percentage of total loans was 0.52% at March 31, 2021, 0.57% at December 31, 2020, and 0.78% at March 31, 2020.
•
PPP loans totaled $19.4 million as of March 31, 2021.  The average balance for the quarter ended March 31, 2021 was $18.0 million. PPP loan interest income recognized was approximately $44,000 and the amortization of fee income was approximately $354,000. Net interest margin, excluding the impact of the PPP loans, was 2.74%.  Net interest margin for the quarter ended March 31, 2021, including the impact of the PPP loans, was 2.80%.

•
The Company held approximately $9.5 million in loans, representing 0.7% of the total loan portfolio as of March 31, 2021, which had been modified as either a deferment of principal or principal and interest since the beginning of the pandemic. Of the $9.5 million in loans, $910,000 qualify as modifications under the Coronavirus Aid, Relief and Economic Security (“CARES Act”). The remaining $8.6 million is composed of three loan relationships that are classified as troubled debt restructurings.

Mortgage Banking Segment

•	Pre-tax income totaled $19.1 million for the quarter ended March 31, 2021, compared to $2.7 million for the quarter ended March 31, 2020.
•
Loan originations increased $406.3 million, or 57.3%, to $1.12 billion during the quarter ended March 31, 2021, compared to $708.8 million during the quarter ended March 31, 2020. Origination volume relative to purchase activity accounted for 56.1% of originations for the quarter ended March 31, 2021 compared to 68.3% of total originations for the quarter ended March 31, 2020.

•	Mortgage banking income increased $24.2 million, or 78.7%, to $55.0 million for the quarter ended March 31, 2021, compared to $30.8 million for the quarter ended March 31, 2020.
•	Gross margin on loans sold increased to 4.86% for the quarter ended March 31, 2021, compared to 4.08% for the quarter ended March 31, 2020.
•
Total compensation, payroll taxes and other employee benefits increased $9.9 million, or 50.9%, to $29.3 million during the quarter ended March 31, 2021 compared to $19.4 million during the quarter ended March 31, 2020. The increase primarily related to increased commission expense, performance bonuses, and branch manager compensation driven by increased loan origination volume and branch profitability.

•
Professional fees decreased $2.1 million to $524,000 of income during the quarter ended March 31, 2021 compared to $1.6 million of expense during the quarter ended March 31, 2020.  The decrease related to receiving a legal settlement during the quarter ended March 31, 2021, along with a decrease in litigation costs compared to the prior year, as the Herrington settlement was resolved.

Recent Developments:

COVID-19 Pandemic and the CARES Act
The CARES Act, signed into law at the end of March 2020, allowed for a temporary delay in the adoption of accounting guidance under Accounting Standards Codification Topic 326, “Financial Instruments – Credit Losses (“CECL”) until the earlier of December 31, 2020 or the 60th day after the end of the COVID-19 national emergency.  During the quarter ended March 31, 2020, pursuant to the CARES Act and guidance from the Securities and Exchange Commission (“SEC”) and Financial Accounting Standards Board (“FASB”), we elected to delay adoption of CECL.  On December 27, 2020, the Consolidated Appropriations Act, 2021 was signed into law.  Among other provisions, this Act extended the temporary delay on the adoption of CECL until January 1, 2022.  We have elected to continue to delay adoption of CECL.  As a result, our financial statements for the quarter and year ended December 31, 2020 include an allowance for loan losses that was prepared under the existing incurred loss methodology.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Milwaukee/Oklahoma Ave, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies, including significant disruption to financial market and other economic activity caused by the outbreak of COVID-19; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	For The Three Months Ended March 31,
	2021	2020
	(In Thousands, except per share amounts)
Interest income:
Loans	$16,603	$17,687
Mortgage-related securities	491	702
Debt securities, federal funds sold and short-term investments	875	1,063
Total interest income	17,969	19,452
Interest expense:
Deposits	1,517	4,318
Borrowings	2,500	2,608
Total interest expense	4,017	6,926
Net interest income	13,952	12,526
Provision for loan losses	(1,070)	785
Net interest income after provision for loan losses	15,022	11,741
Noninterest income:
Service charges on loans and deposits	690	481
Increase in cash surrender value of life insurance	301	353
Mortgage banking income	54,391	30,406
Other	817	224
Total noninterest income	56,199	31,464
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	34,123	24,401
Occupancy, office furniture, and equipment	2,565	2,741
Advertising	824	900
Data processing	971	1,006
Communications	331	338
Professional fees	(315)	1,832
Real estate owned	(12)	11
Loan processing expense	1,335	1,076
Other	3,178	2,903
Total noninterest expenses	43,000	35,208
Income before income taxes	28,221	7,997
Income tax expense	6,877	1,928
Net income	$21,344	$6,069
Income per share:
Basic	$0.90	$0.24
Diluted	$0.89	$0.24
Weighted average shares outstanding:
Basic	23,735	25,405
Diluted	23,950	25,612

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
	March 31,	December 31,
	2021	2020
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$160,144	$56,190
Federal funds sold	19,029	18,847
Interest-earning deposits in other financial institutions and other short term investments	19,228	19,730
Cash and cash equivalents	198,401	94,767
Securities available for sale (at fair value)	162,263	159,619
Loans held for sale (at fair value)	341,293	402,003
Loans receivable	1,335,423	1,375,137
Less: Allowance for loan losses	17,780	18,823
Loans receivable, net	1,317,643	1,356,314

Office properties and equipment, net	23,402	23,722
Federal Home Loan Bank stock (at cost)	26,720	26,720
Cash surrender value of life insurance	63,874	63,573
Real estate owned, net	150	322
Prepaid expenses and other assets	64,265	57,547
Total assets	$2,198,011	$2,184,587

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$194,978	$188,225
Money market and savings deposits	318,959	295,317
Time deposits	705,754	701,328
Total deposits	1,219,691	1,184,870

Borrowings	490,505	508,074
Advance payments by borrowers for taxes	12,048	3,522
Other liabilities	45,086	75,003
Total liabilities	1,767,330	1,771,469

Shareholders' equity:
Preferred stock	-	-
Common stock	252	251
Additional paid-in capital	182,533	180,684
Retained earnings	261,859	245,287
Unearned ESOP shares	(15,133)	(15,430)
Accumulated other comprehensive income, net of taxes	1,170	2,326
Total shareholders' equity	430,681	413,118
Total liabilities and shareholders' equity	$2,198,011	$2,184,587

Share Information
Shares outstanding	25,230	25,088
Book value per share	$17.07	$16.47
Closing market price	$20.42	$18.82
Price to book ratio	119.63%	114.27%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$13,952	$14,316	$13,409	$13,249	$12,526
Provision for loan losses	(1,070)	30	1,025	4,500	785
Total noninterest income	56,199	69,886	75,763	66,904	31,464
Total noninterest expense	43,000	47,163	53,001	47,689	35,208
Income before income taxes	28,221	37,009	35,146	27,964	7,997
Income tax expense	6,877	9,174	8,853	7,016	1,928
Net income	$21,344	$27,835	$26,293	$20,948	$6,069
Income per share – basic	$0.90	$1.17	$1.08	$0.86	$0.24
Income per share – diluted	$0.89	$1.17	$1.08	$0.85	$0.24
Dividends declared per share	$0.20	$0.50	$0.12	$0.12	$0.62

Performance Ratios (annualized):
Return on average assets - QTD	3.99%	4.96%	4.78%	3.87%	1.21%
Return on average equity - QTD	20.49%	27.11%	26.30%	22.39%	6.24%
Net interest margin - QTD	2.80%	2.73%	2.63%	2.62%	2.68%

Return on average assets - YTD	3.99%	3.77%	3.35%	2.59%	1.21%
Return on average equity - YTD	20.49%	20.18%	18.02%	14.03%	6.24%
Net interest margin - YTD	2.80%	2.67%	2.64%	2.65%	2.68%

Asset Quality Ratios:
Past due loans to total loans	0.52%	0.57%	0.39%	0.45%	0.78%
Nonaccrual loans to total loans	0.31%	0.40%	0.42%	0.39%	0.48%
Nonperforming assets to total assets	0.20%	0.27%	0.31%	0.28%	0.36%
Allowance for loan losses to loans receivable	1.33%	1.37%	1.31%	1.24%	0.94%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS
(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,657,260	$1,775,455	$1,766,715	$1,759,970	$1,562,097
Mortgage related securities	90,457	91,199	96,529	105,727	112,089
Debt securities, federal funds sold and short term investments	273,929	217,356	166,160	164,306	206,485
Total interest-earning assets	2,021,646	2,084,010	2,029,404	2,030,003	1,880,671
Noninterest-earning assets	147,781	147,573	160,526	147,342	132,283
Total assets	$2,169,427	$2,231,583	$2,189,930	$2,177,345	$2,012,954

Interest-bearing liabilities
Demand accounts	$55,552	$53,771	$50,590	$45,289	$39,886
Money market, savings, and escrow accounts	314,418	304,467	282,349	252,500	218,942
Certificates of deposit	705,712	726,132	741,265	730,573	734,147
Total interest-bearing deposits	1,075,682	1,084,370	1,074,204	1,028,362	992,975
Borrowings	482,665	546,070	531,588	609,863	495,595
Total interest-bearing liabilities	1,558,347	1,630,440	1,605,792	1,638,225	1,488,570
Noninterest-bearing demand deposits	138,446	128,665	129,911	115,605	92,627
Noninterest-bearing liabilities	50,188	64,001	56,451	47,140	40,609
Total liabilities	1,746,981	1,823,106	1,792,154	1,800,970	1,621,806
Equity	422,446	408,477	397,776	376,375	391,148
Total liabilities and equity	$2,169,427	$2,231,583	$2,189,930	$2,177,345	$2,012,954

Average Yield/Costs (annualized)
Loans receivable and held for sale	4.06%	4.08%	4.10%	4.23%	4.55%
Mortgage related securities	2.20%	2.30%	2.42%	2.55%	2.52%
Debt securities, federal funds sold and short term investments	1.30%	1.59%	1.75%	1.71%	2.07%
Total interest-earning assets	3.60%	3.75%	3.83%	3.93%	4.16%

Demand accounts	0.07%	0.07%	0.09%	0.08%	0.08%
Money market and savings accounts	0.32%	0.53%	0.67%	0.74%	0.78%
Certificates of deposit	0.72%	1.20%	1.62%	1.91%	2.13%
Total interest-bearing deposits	0.57%	0.96%	1.29%	1.54%	1.75%
Borrowings	2.10%	1.97%	1.98%	1.76%	2.12%
Total interest-bearing liabilities	1.05%	1.30%	1.52%	1.62%	1.87%

COMMUNITY BANKING SEGMENT
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$14,247	$14,546	$13,461	$13,701	$12,908
Provision for loan losses	(1,100)	-	1,000	4,325	750
Total noninterest income	1,243	1,655	3,104	2,936	1,028
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	4,975	5,159	5,000	4,906	5,168
Occupancy, office furniture and equipment	1,025	934	874	866	1,014
Advertising	209	244	252	297	248
Data processing	511	511	490	678	605
Communications	119	110	113	91	97
Professional fees	194	5	266	226	198
Real estate owned	(12)	(63)	11	33	11
Loan processing expense	-	-	-	-	-
Other	440	577	818	532	580
Total noninterest expense	7,461	7,477	7,824	7,629	7,921
Income before income taxes	9,129	8,724	7,741	4,683	5,265
Income tax expense	1,786	1,926	1,565	574	1,154
Net income	$7,343	$6,798	$6,176	$4,109	$4,111

Efficiency ratio - QTD	48.17%	46.15%	47.23%	45.86%	56.84%
Efficiency ratio - YTD	48.17%	48.71%	49.59%	50.86%	56.84%

MORTGAGE BANKING SEGMENT
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$(350)	$(223)	$(58)	$(511)	$(379)
Provision for loan losses	30	30	25	175	35
Total noninterest income	55,035	68,500	73,143	64,218	30,798
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	29,262	33,347	34,559	32,139	19,387
Occupancy, office furniture and equipment	1,540	1,545	1,595	1,668	1,727
Advertising	615	822	609	567	652
Data processing	454	402	426	413	395
Communications	212	225	226	226	241
Professional fees	(524)	441	4,465	850	1,620
Real estate owned	-	-	-	-	-
Loan processing expense	1,335	1,026	1,336	1,208	1,076
Other	2,681	2,110	2,444	3,239	2,552
Total noninterest expense	35,575	39,918	45,660	40,310	27,650
Income before income taxes	19,080	28,329	27,400	23,222	2,734
Income tax expense	5,096	7,252	7,284	6,440	768
Net income	$13,984	$21,077	$20,116	$16,782	$1,966

Efficiency ratio - QTD	65.05%	58.46%	62.48%	63.27%	90.90%
Efficiency ratio - YTD	65.05%	65.20%	67.95%	72.70%	90.90%

Loan originations	$1,115,091	$1,282,321	$1,296,725	$1,142,683	$708,840
Purchase	56.1%	59.2%	64.1%	55.5%	68.3%
Refinance	43.9%	40.8%	35.9%	44.5%	31.7%
Gross margin on loans sold(1)	4.86%	5.40%	5.44%	5.45%	4.08%
(1) - Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations